UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

Vista Outdoor Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36597	41-1016855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

938 University Park Boulevard, Suite 200 Clearfield, UT	84015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 779-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Annual Stockholders Meeting Date

On February 25, 2015, the Board of Directors (the “Board”) of Vista Outdoor Inc. (the “Company”) set the date for the Company’s annual meeting of stockholders (the “2015 Annual Meeting”) for August 11, 2015, at 9:00 a.m. local time at the Hilton Salt Lake City Center, 255 S West Temple, Salt Lake City, Utah.  The deadlines for the receipt of any stockholder proposals and director nominations to be considered at the 2015 Annual Meeting are set forth below.

Any stockholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2015 Annual Meeting must be received by the Company’s Corporate Secretary at its principal executive offices no later than 5:30 P.M. Mountain Standard Time on April 6, 2015. Such proposals also need to comply with the Securities and Exchange Commission stockholder proposal rules, which (among other things), provide that to be eligible to submit a proposal, a stockholder must be deemed to have continuously held at least $2,000 in market value, or 1%, of the Company’s securities entitled to vote on the proposal at the 2014 Annual Meeting, for at least one year by the date the proposal is submitted.

In addition, any stockholder seeking to bring business before the 2015 Annual Meeting outside of Rule 14a-8 under the Exchange Act or to nominate a director must provide timely notice, as set forth in the Company’s Amended and Restated Bylaws (the “Bylaws”). Specifically, written notice of any such proposed business or nomination must be received by the Company’s Corporate Secretary at its principal executive offices no earlier than April 13, 2015 and no later than 5:30 P.M. Mountain Standard Time on May 13, 2015. Any notice of proposed business or nomination also must comply with the notice and other requirements in the Bylaws and with applicable law.

Appointment of Lead Independent Director

On February 25, 2015, the Board appointed Michael Callahan to serve as the Company’s lead independent director.  As lead independent director, Mr. Callahan will chair the executive sessions and other meetings of the independent directors and communicate, as appropriate, the results of those sessions or meetings to the chairman of the board, the board of directors and the Company’s management.  Mr. Callahan’s other responsibilities as lead independent director are set forth in the Company’s lead independent director charter, which will be available on the Company’s website.

Share Repurchase Program

On February 25, 2015, the Company issued a press release announcing that the Board has approved a repurchase program for up to $200 million of the Company’s common stock.  A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The timing, number and value of shares repurchased under the program will be determined by the Company’s management at its discretion and will depend on a number of factors, including the market price of the Company’s common stock, the Company’s operating results and financial position, alternative investment opportunities, general market and economic conditions, legal and regulatory considerations and compliance with the terms of the Company’s senior credit facility. The share repurchase program expires after two years.  Repurchases under the program may be executed from time to time in open market transactions at prevailing market prices or in privately negotiated transactions and may be suspended at any time.  The program also allows the company to execute repurchases using Rule 10b5-1 trading plans.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the Company’s future expectations, beliefs, plans or objectives, including statements regarding the timing, nature and value of shares to be repurchased under the Company’s repurchase program, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The words ‘believe’, ‘expect’, ‘anticipate’, ‘intend’, ‘aim’, ‘should’ and similar expressions are intended to identify such forward-looking statements.  All such forward-looking statements involve estimates and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in the forward-looking statements. Among these risks and uncertainties are: the company’s competitive environment; risks associated with the diversification into new markets; assumptions regarding the company’s long-term growth strategy; capital market volatility; and general economic conditions.

Additional information concerning these and other risks that could impact the Company, and the statements contained herein, can be found in the Company’s filings with the SEC, including the Company’s registration statement on Form 10. The Company assumes no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

By:	/s/ Scott D. Chaplin
Name:	Scott D. Chaplin
Title:	Senior Vice President, General Counsel and Secretary

Date: February 25, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 25, 2015.